EXHIBIT 10.2


                     GUARANTY AND INDEMNIFICATION AGREEMENT

      THIS GUARANTY (the "Guaranty") is executed and delivered as of April 26, 2005, by RCG COMPANIES INCORPORATED, a Delaware corporation ("Guarantor"), to RMK HOLDINGS, LLC, a Delaware limited liability company ("RMK").

                              STATEMENT OF PURPOSE

      Contemporaneously with the execution of this Guaranty, RMK has purchased certain assets and assumed certain liabilities from Logisoft Corp., a New York corporation, and a subsidiary of Guarantor ("Logisoft"), and eStorefronts.net Corp., a New York corporation and a wholly-owned subsidiary of Logisoft ("eStorefronts" and together with Logisoft, "Sellers"), pursuant to an Asset Purchase Agreement between RMK and Sellers of even date herewith (the "Asset Purchase Agreement").

      As additional consideration for the Asset Purchase Agreement and to induce RMK to enter into the Asset Purchase Agreement, Guarantor has agreed to execute and deliver this Guaranty, without which RMK would not have entered into the Asset Purchase Agreement.

      NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, and for and in consideration of the Asset Purchase Agreement, Guarantor agrees as follows:

1. Guarantee. Except as provided herein, Guarantor absolutely and unconditionally guarantees to RMK the due and punctual payment and performance by Sellers of all sums that become due and payable to RMK under and pursuant to the terms and provisions of the Asset Purchase Agreement and all covenants and obligations of Sellers under and pursuant to the terms and provisions of the Asset Purchase Agreement, as and when said sums become due and payable or said covenants and obligations shall be performed, pursuant to and in strict conformity with the terms and conditions of the Asset Purchase Agreement, including without limitation terms and conditions relating to the Deductible (as defined in the Asset Purchase Agreement) and any procedural requirements relating to indemnification contained therein (Such sums, covenants and obligations of Sellers to RMK are hereinafter sometimes referred to as the "Obligations").

2. No Impairment. No exercise or nonexercise by RMK of any right it may have with respect to the Obligations, no dealing by RMK with Sellers or any guarantor, endorser or any other person, and no change, impairment or suspension of any right or remedy of RMK shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor or give Guarantor any recourse against RMK.

3. Waivers. Except as provided in Section 7.1 of the Asset Purchase Agreement relating to the survival of representations and warranties, Guarantor hereby waives and agrees not to assert or take advantage of (a) the defense of the statute of limitations in any action hereunder for the collection of the Obligations or the performance of any obligation hereby guaranteed; (b) notice of acceptance of this Guaranty, demand, protest and notice of any other kind, including without limitation presentment and demand for payment of the

Obligations, protest and notice of dishonor or default with respect to the Obligations and any demand for payment of this Guaranty; and (c) any defense based upon any election of remedies by RMK, which impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against Sellers for reimbursement, or both.

4. Continuing Guaranty. Until all Obligations of Sellers to RMK have been paid in full, Guarantor shall have no right of subrogation and waives any right to enforce any remedy which RMK now has or may hereafter have against Sellers and any benefit of, and any right to participate in, any security now or hereafter held by RMK.

5. Indemnification. Guarantor agrees to promptly pay to RMK on demand and to indemnify and hold harmless RMK from and against any and all costs, expenses, losses, damages and liabilities (including reasonable attorney's fees and expenses) incurred by RMK in collecting or compromising any Obligations hereby guaranteed or in enforcing this Guaranty against Guarantor, whether or not suit is filed.

6. Guaranty of Payment and Performance. This Guaranty shall be construed as an absolute, continuing and unlimited guaranty of payment (and not of collection) and performance without regard to the regularity, validity or enforceability of any Obligations hereby guaranteed, and in the event of the default of Sellers in the due and punctual payment and performance of the Obligations, RMK shall not be required to proceed first against Sellers or against any collateral security before resorting to and proceeding against Guarantor for payment.

7. Miscellaneous.

      (a) This Guaranty has been duly executed and delivered by the Guarantor and constitutes a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws of general application affecting the rights or remedies of creditors and (ii) general principles of equity.

      (b) The execution, delivery and performance by the Guarantor of this Guaranty and the consummation of the transactions contemplated hereby will not violate, contravene or constitute a default under any provision of applicable law or regulation or of any judgment, order any writ or decree of any court or governmental instrumentality, or of any instrument or agreement to which the Guarantor is a party or by which the Guarantor may be bound or result in the creation of any lien upon any of the property of the Guarantor.

      (c) This Guaranty shall inure to the benefit of RMK, its successors and assigns. This Guaranty shall be binding upon Guarantor, its successors and assigns, provided that Guarantor may not assign this Guaranty or its obligations hereunder without the prior written consent of RMK other than by operation of law.

      (d) If any one or more of the provisions contained in this Guaranty, or any instrument or other document delivered pursuant to this Guaranty, should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

      (e) This Guaranty and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Guarantor has caused its duly authorized representative to execute this GUARANTY under seal as of the date first above written.

                                      RCG COMPANIES INCORPORATED


                                      By:
                                         --------------------------------------
                                            Michael D. Pruitt
                                            President
                                            6836 Morrison Boulevard, Suite 200
                                            Charlotte, North Carolina 28211

[CORPORATE SEAL]

ATTEST:

By:
   --------------------------------------------------
     Secretary





Accepted as of April 26, 2005

RMK HOLDINGS, LLC


By:
   --------------------------------------------------
      K. Wesley M. Jones
      Manager
      4201 Congress Street, Suite 145
      Charlotte, North Carolina 28209